                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                 June 30, 1998

                           THE ACKERLEY GROUP, INC.

            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)

            1-10321                                 91-1043807
---------------------------------        ---------------------------------
     (Commission File Number)             IRS Employer Identification No.

                         1301 Fifth Avenue, Suite 4000
                           Seattle, Washington 98101
              (Address of principal executive offices)  (zip code)

       Registrant's telephone number, including area code: (206) 624-2888

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On June 30, 1998, The Ackerley Group, Inc. (the "Company") sold substantially all of the assets of its airport advertising operations to Sky Sites, Inc., a subsidiary of Havas, S.A, pursuant to an agreement dated May 19, 1998. The sale price consists of a base cash price of $40.0 million, paid to the Company on the closing date of the transaction, and an additional cash payment of up to $4.0 million (the "Contingent Payment") that is being held in escrow and will be paid to the Company approximately six months after the closing date. The Contingent Payment is subject to reduction or elimination to the extent that the buyer is unable to obtain all third party consents necessary to transfer the Company's airport advertising concession agreements to the buyer or to otherwise obtain the beneficial use and economic benefit of those concession agreements during the six month period following the closing date. Management estimates that the pre-tax gain on this transaction (if consummated and without giving effect to the Contingent Payment, if any) will be approximately $31.7 million. While the Company believes that it will receive most, if not all, of the Contingent payment, there can be no assurance in this regard. The asset sale agreement contains customary indemnification provisions by the Company and the buyer, and also contains a non-competition agreement whereby the Company has agreed to not engage in the airport advertising business for a period of five years after the closing date of the transaction.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial statements.

               Not applicable.

     (b)  Pro forma financial information.

            PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated financial information of the Company consists of an unaudited pro forma condensed consolidated balance sheet as of March 31, 1998, and unaudited pro forma condensed consolidated statements of income for the three-month period ended March 31, 1998 and the year ended December 31, 1997 and related notes (collectively, the "Pro Forma Condensed Consolidated Financial Statements"). The Pro Forma Condensed Consolidated Financial Statements are provided for informational purposes only and assume the sale of substantially all of the assets of the Company's airport advertising operations as described above. The pro forma condensed consolidated balance sheet has been prepared assuming the transaction occurred on March 31, 1998 and the pro forma condensed consolidated statements of income have been prepared assuming the transaction occurred on the first day of each period. The Pro Forma Condensed Consolidated Financial Statements do not purport to reflect the financial condition or results of operations that would have existed or occurred had such transaction taken place on the dates indicated, not do they purport to reflect the financial condition or results of operations that will exist or occur in the future. The pro forma adjustments are based upon available information and certain estimates and assumptions

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

that management believes are reasonable. The Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical consolidated financial statements and the notes thereto of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1997 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1998
                           (UNAUDITED, IN THOUSANDS)

                                           HISTORICAL      HISTORICAL       PRO FORMA         PRO FORMA
                                         ACKERLEY GROUP     AIRPORT        ADJUSTMENTS     ACKERLEY GROUP
                                         --------------  -------------  -----------------  --------------
                ASSETS
Current assets.........................       $ 86,673         $ 5,022       $  3,837(a)        $ 85,488
Property and equipment, net............        104,641           6,665            ---             97,976
Intangibles, net.......................         52,480             348            ---             52,132
Other assets...........................         39,104              67            ---             39,037
                                              --------         -------       --------           --------
  Total assets.........................       $282,898         $12,102       $  3,837           $274,633
                                              ========         =======       ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY
          (DEFICIENCY)

Current liabilities....................       $ 70,332         $ 3,557       $  3,557(a)        $ 70,332
Long-term debt, net of current portion.        241,347             ---        (40,000)(b)        201,347
Other long-term liabilities............         15,880             ---            ---             15,880
Stockholders' equity (deficiency)......        (44,661)          8,545         40,280(a)         (12,926)
                                              --------         -------       --------           --------
  Total liabilities and stockholders'
   equity (deficiency).................       $282,898         $12,102       $  3,837           $274,633
                                              ========         =======       ========           ========

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

             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                    THREE MONTH PERIOD ENDED MARCH 31, 1998
              (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                          HISTORICAL                                     PRO FORMA
                                           ACKERLEY      HISTORICAL      PRO FORMA       ACKERLEY
                                             GROUP         AIRPORT      ADJUSTMENTS        GROUP
                                         -------------  -------------  --------------  -------------
Net revenue............................     $81,046         $7,572  $         ---         $73,474
Operating expenses.....................      69,388          6,901            ---          62,487
Depreciation and amortization..........       3,843            461            ---           3,382
Interest expense.......................       6,510            ---           (808)(c)       5,702
                                            -------         ------          -----         -------
  Total expenses.......................     $79,741         $7,362          $(808)        $71,571
                                            -------         ------          -----         -------
Income before income taxes.............       1,305            210            808           1,903
Income tax (benefit) expense...........         496             80            307(d)          723
                                            -------         ------          -----         -------
Net Income.............................     $   809         $  130          $ 501         $ 1,180
                                            =======         ======          =====         =======
Earnings per common share..............     $  0.03         $ 0.00          $0.01         $  0.04
                                            =======         ======          =====         =======
Earnings per common share, assuming
 dilution..............................     $  0.03         $ 0.00          $0.01         $  0.04
                                            =======         ======          =====         =======



              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1998
               (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                           HISTORICAL      HISTORICAL       PRO FORMA         PRO FORMA
                                         ACKERLEY GROUP     AIRPORT        ADJUSTMENTS     ACKERLEY GROUP
                                         --------------  -------------  -----------------  --------------
Net revenue............................       $271,175         $29,079        $   ---           $242,096
Operating expenses.....................        210,752          25,875            ---            184,877
Depreciation and amortization..........         16,103           1,639            ---             14,464
Interest expense.......................         26,219             ---         (3,300)(c)         22,919
Litigation expense (credit)............         (5,000)            ---            ---             (5,000)
Stock compensation expense.............          9,344             ---            ---              9,344
                                              --------         -------        -------           --------
  Total expenses.......................       $257,418         $27,514        $(3,300)          $226,604
                                              --------         -------        -------           --------
Income before income taxes.............         13,757           1,565          3,300             15,492
Income tax (benefit) expense...........        (19,172)            595          1,254(d)         (18,513)
                                              --------         -------        -------           --------
Net Income.............................       $ 32,929         $   970        $ 2,046           $ 34,005
                                              ========         =======        =======           ========
Earnings per common share..............       $   1.05         $  0.03        $  0.06           $   1.08
                                              ========         =======        =======           ========
Earnings per common share, assuming
 dilution..............................       $   1.04         $  0.03        $  0.06           $   1.07
                                              ========         =======        =======           ========

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

  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

     The accompanying Pro Forma Condensed Consolidated Financial Statements consist of the consolidated historical financial statements of the Company, less the historical financial statements of Airport, adjusted for certain pro forma adjustments, as described below:

          a. Balance sheet adjustments give effect to the sale of Airport at the base cash price of $40.0 million resulting in the related elimination of historical net assets, excluding cash, accounts receivable, and liabilities, and a recognized gain of $31.7 million.

          b. Assumes that cash proceeds of $40.0 million are received at the closing of the sale and are applied to the reduction of the Company's borrowings under its Credit Agreement.

          c. Represents the reduction of interest expense, assuming cash proceeds of $40.0 million are received at the closing of the sale and are applied to the reduction of the Company's borrowings under its Credit Agreement, based on the Company's historical annual interest rate of borrowings under its Credit Agreement.

          d. Represents income tax expense based on the Company's estimated statutory income tax rate.

     (c)  Exhibits.

          (10) Purchase and Sale Agreement by and among Sky Sites, Inc. and Ackerley Airport Advertising Inc. dated as of May 19, 1998.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  July 15, 1998

                                       THE ACKERLEY GROUP, INC.

                                       By /s/ Denis M. Curley
                                          --------------------------------------
                                          Denis M. Curley
                                          Co-President and Chief Financial
                                           Officer, Treasurer and Secretary

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